SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


Form 8-K
(Amended)

CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  August 20, 1997

ENVIRONMENTAL TESTING TECHNOLOGIES, INC.
(Formerly Peripheral Systems, Inc.)



WASHINGTON


1-10069

93-0845837
Commission File Number

IRS Employer Identification No.


     7500 Perimeter Road South
					Seattle, Washington				98108


Registrant's telephone number, including area code:  (206) 763-1919


Item 4 - Changes in Registrant's Certifying Accountant

		Effective August 15, 1997, BDO Seidman, LLP ("BDO"), the auditors of Environmental Testing Technologies, Inc. (the "Company"), has
		resigned.

		BDO's reports on the consolidated financial statements for the fiscal
 	years ended May 31, 1994 and 1995 contained an explanatory para-
		graph as to the Company's ability to continue as a going concern.  The
		audits of the financial statements for the fiscal years ended May 31,	1996
  and 1997 were not completed.

		On August 15, 1997, BDO informed the Company that information re-
		garding the filing of certain tax forms had recently come to BDO's
		attention.  This information (although it would not cause a material
		adjustment to the financial statements) has led BDO to believe that it
		no longer can rely on management's representations.

		The Company is not aware of any disagreements with BDO during the
		two fiscal years ended May 31, 1995, on any matter of accounting prin-
		ciples or practices, financial statements disclosure, or auditing scope
		or procedure, which disagreement, if not resolved to the satisfaction of
		BDO, would have caused it to make reference to the subject matter of
		the disagreement in connection with its report.

		On August 18, 1997, the Board of Directors of Environmental Testing
		Technologies, Inc. engaged the accounting firm of Terrence J. Dunne
		as independent accountants for the Registrant to perform an audit for
		the fiscal years 1996 and 1997.

		Audited financial statements prepared pursuant to the requirements of
		Section 15(d) of the Exchange Act were not filed for the past two fiscal
		years.  The Registrant is working toward preparing a filing to cover the
		period in which no filings were made.

		The Registrant has requested that BDO Seidman furnish it with a letter
		addressed to the Commission stating whether it agrees with the above
		statements.  A copy of such letter [will be filed by amendment] as an
		Exhibit to the Form 8-K.



Item 7 - Financial Statements and Exhibits

	(a)	Financial statements - not applicable

	(b)	Pro forma financial information - not applicable

	(c)	Exhibit:

		 BDO Seidman letter dated ____________________.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	Dated:	August 20, 1997

			ENVIRONMENTAL TESTING TECHNOLOGIES, INC.



			By _________________________________________
				George B. Maitland, President